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                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Ramapo Financial Corporation

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1995 and to all references to our Firm included in this Registration Statement on Form S-8.

                                                    /s/ ARTHUR ANDERSEN LLP
                                                    ------------------------
                                                    ARTHUR ANDERSEN LLP


Roseland, New Jersey
August 21, 1995